UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2005
Commission file number: 1-5128

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	42-0410230
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa	50309-3023
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	515-284-3000

Item 1.01	Entry into a Material Definitive Agreement

On February 7, 2005, Meredith Corporation (NYSE: MDP) announced that Paul Karpowicz has been named President of the Meredith Broadcasting Group, effective February 14. Karpowicz, who has 30 years of broadcasting experience, is currently Vice President Television and Director for LIN Television Corporation, where he oversees LIN's 23 properties in 14 markets. Meredith Corporation and Karpowicz have entered into an employment agreement, which is filed as an exhibit to this Form 8-K. The agreement provides for a base salary of $550,000 per annum through fiscal 2006; participation in the Management Incentive Plan (with a minimum bonus of $250,000, a target bonus of 60% of base salary, and a maximum bonus of 150% of base salary, for each of fiscal 2005 and 2006); the grant of 40,000 non-qualified stock options; and the grant of 10,000 restricted shares of Meredith Corporation common stock.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

	99	Press release dated February 7, 2005 announcing that Paul A. Karpowicz has been appointed as President of the Meredith Broadcasting Group, effective February 14, 2005.

	99.1	Letter employment agreement between Meredith Corporation and Paul Karpowicz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Steven M. Cappaert

Steven M. Cappaert
Corporate Controller

Date:	February 10, 2005